                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 4, 2002, except for Note 14, as to which the dates are October 14, 2002, with respect to the fifth paragraph, October 18, 2002 with respect to the sixth paragraph and November 8, 2002, with respect to the seventh paragraph relating to the financial statements of KC Acquisition Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/PricewaterhouseCoopers LLP
Albany, New York
November 11, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 4, 2002, except for Note 5, as to which the date is November 8, 2002 with respect to the fifth paragraph relating to the financial statements of Integrated Alarm Services, Inc. and affiliates, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/PricewaterhouseCoopers LLP
Albany, New York
November 11, 2002